UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	001-34133 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway Merrimack, New Hampshire 03054 (Address of Principal Executive Offices, including Zip Code)

(603) 883-5200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in Base Salary for K. Raja S. Bal

As previously reported by GT Advanced Technologies Inc. (the “Company”) in a Current Report on Form 8-K filed on January 16, 2014, K. Raja S. Bal, who currently serves as the Company’s Vice President, Corporate Controller and Chief Accounting Officer, will succeed Mr. Richard Gaynor as the Company’s Chief Financial Officer effective on March 7, 2014.  In connection with Mr. Bal’s succession to the role of Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), on January 24, 2014, increased Mr. Bal’s annual base salary from $230,000 to $300,000.  This increase in base salary is effective as of January 24, 2014.

Equity Awards to Named Executive Officers

On January 29, 2014, the Compensation Committee awarded to certain of the Company’s executive officers performance-based and time-based restricted stock unit awards.  The named executive officers receiving these stock awards are:  Thomas Gutierrez, Daniel Squiller and David Keck.  The following sets forth the number of shares subject to each of the awards for these named executive officers:

	Performance-Based	Time-Based
	Restricted Stock Units	Restricted Stock Units

Thomas Gutierrez	199,897	163,551

Daniel Squiller	103,843	103,842

David Keck	233,646	77,881

Performance-Based Restricted Stock Unit Award

The performance-based restricted stock units (the “Gutierrez/Squiller Performance RSUs”) for Messrs. Gutierrez and Squiller vest on the following schedule: (i) 1/3 vests on December 31, 2014 upon the achievement of certain goals related to a customer contract (ii) 1/3 vests on December 31, 2015, if the Company achieves the base target non-GAAP earnings per share metric (as calculated pursuant to the terms set forth in the Performance RSU) for the annual period ended December 31, 2015 and (iii) 1/3 vests on December 31, 2016, if the Company achieves the base target non-GAAP earnings per share metric (as calculated pursuant to the terms set forth in the Performance RSU) for the annual period ended December 31, 2016.  Messrs. Gutierrez and Squiller can earn up to a maximum of 150% of the Gutierrez/Squiller Performance RSUs described in (ii) and (iii) above (related to target non-GAAP earnings per share metrics for the periods ending December 31, 2015 and 2016) if the targeted non-GAAP earnings per share metric meets or exceeds a certain stretch target established by the Compensation Committee.  If the actual non-GAAP earnings per share is between the base and stretch targets, the number of Gutierrez/Squiller Performance RSUs that will vest will be calculated on a linear basis between the two targets.

The performance-based restricted stock units (the “Keck Performance RSUs”) for Mr. Keck are “earned” based on the following schedule: (i) 1/3 are “earned”  if the operating income for the Company’s polysilicon and photovoltaic businesses, computed in accordance with U.S. generally accepted accounting principles (“Divisional Operating Income”), for the annual period ending December 31, 2014 exceeds the base target as set by the Compensation Committee, (ii) 1/3 are “earned”  if the Divisional Operating Income for the annual period ending December 31, 2015 exceeds the base target as set by the Compensation Committee and (iii) 1/3 are “earned”  if the Divisional Operating Income for the annual period ending December 31, 2016 exceeds the base target as set by the Compensation Committee.  Mr. Keck can earn up to a maximum of 150% of the Keck Performance RSUs if, for an applicable annual period, the Divisional Operating Income meets or exceeds a stretch target established by the Compensation

Committee.  If the actual Divisional Operating Income is between the base and stretch targets, the number of Keck Performance RSUs that will be earned will be calculated on a linear basis between the two targets.  Under the terms of the Keck Performance RSU award agreement, the “earned” Keck Performance RSUs shall vest upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

The Gutierrez/Squiller Performance RSUs and Keck Performance RSUs are collectively referred to as the Performance RSUs.  The following description refers to both the Gutierrez/Squiller Performance RSUs and Keck Performance RSUs.

The Performance RSUs have a term of approximately 3 years.

In order to receive the shares of common stock on the vesting of the Performance RSUs pursuant to the Performance RSU agreement, the named executive officers must have been continually employed by the Company through the date that such Performance RSUs vest (subject to the exceptions involving termination following a change in control and an executive officer’s retirement, each as described further below).

The terms of the Performance RSU agreements awarded to the applicable named executive officers provide that upon a termination of the executive officer’s employment by the Company without “Cause” (as defined in the Performance RSU agreement), or by the executive officer for “Good Reason” (as defined in the Performance RSU agreement), in each case within twelve months following a “Change in Control” (as defined in the Performance RSU agreement), all of the unvested restricted stock units shall vest.

In addition, the terms of the Performance RSU agreements awarded to the applicable named executive officers provide that such awards may vest following the retirement of the applicable executive officer if (A) the sum of the total years of such executive officer’s service at the Company plus his age is equal to (or greater than) 65, and (B) such executive officer (1) has at least 5 years of service at the Company and (2) is at least 60 years old and (3) the executive officer has signed a release satisfactory to the Company. In the event that the applicable executive officer has violated any non-compete, non-solicitation, non-disclosure or similar agreement he has entered into with the Company, upon such violation, the executive officer shall forfeit all unvested shares subject to the Performance RSU.

Time-Based Restricted Stock Unit Award

The time-based restricted stock units (the “Time RSUs”) granted to Messrs. Gutierrez, Squiller and Keck provide that the restricted stock units vest as to 1/3 on each of the first, second and third anniversaries of the date of grant.  In order to receive the shares of common stock on the vesting of the Time RSUs pursuant to the Time RSU agreement, the named executive officer must have been continually employed by the Company through the date that such Time RSUs vest (subject to the exceptions involving termination following a change in control and an executive officer’s retirement, each as described further below).

The terms of the Time RSU agreements awarded to these named executive officers provide that upon a termination of the executive officer’s employment by the Company without “Cause” (as defined in the Time RSU agreement), or by the executive officer for “Good Reason” (as defined in the Time RSU agreement), in each case within twelve months following a “Change in Control” (as defined in the Time RSU agreement), all of the unvested restricted stock units shall vest.

In addition, the terms of the Time RSU agreements awarded to the applicable named executive officers provide that such awards may vest following the retirement of the applicable executive officer if (A) the sum of the total years of such executive officer’s service at the Company plus his age is equal to (or greater than) 65, and (B) such executive officer (1) has at least 5 years of service at the Company and (2) is at least 60 years old and (3) the executive officer has signed a release satisfactory to the Company. In the event that the applicable executive officer has violated any non-compete, non-solicitation, non-disclosure or similar agreement he has entered into with the Company, upon such violation, the executive officer shall forfeit all unvested shares subject to the Time RSU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: January 30, 2014	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary